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                                                                    Exhibit 23.2




                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FleetBoston Financial Savings Plan of our report dated June 3, 2002, with respect to the financial statements and schedule of the FleetBoston Financial Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.



                                     /s/ ERNST & YOUNG LLP



Boston, Massachusetts
June 13, 2003